UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: February 28, 2011
(Date of earliest event reported)

VASOMEDICAL, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18105	11-2871434
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

180 Linden Avenue, Westbury, New York	11590
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (516) 997-4600

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Department of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 28, 2011, the Board of Directors accepted the resignation of Dr. Derek Enlander as a director of the Company, effective immediately.  Dr. Enlander will continue to provide services to the Company as an advisor.   The Board has noted Dr. Enlander’s contributions to the Company.

(d)           (i)           On February 28, 2011, David Lieberman (66 years of age) was appointed by the Board of Directors as a director of the Company to serve as the Vice Chairman of the Board, for which he will be receiving 100,000 vested shares of restricted common stock.  Mr. Lieberman has been a practicing attorney in the State of New York for in excess of 35 years specializing in corporation and securities law.  He is currently a senior partner at the law firm of Beckman, Lieberman & Barandes, LLP, which firm performs legal services for the Company. Mr. Lieberman is a former Chairman of the Board of Herley Industries, Inc., having resigned in January 2010.

               (ii)           On February 28, 2011, Edgar G. Rios (58 years of age) was appointed by the Board of Directors as a director of the Company, for which he will be receiving 100,000 vested shares of restricted common stock.  Mr. Rios currently is President of Edgary Consultants, LLC.  and was appointed in conjunction with the Company’s consulting agreement with Edgary Consultants, LLC.   Mr. Rios is co-founder aand managing director of Wenzi Capital Partners, a venture capital and private equity firm.  Mr. Rios was Executive Vice President, General Counsel, Secretary, and Director of AmeriChoice Corporation from   its inception in 1989 through its acquisition by UnitedHealth in 2002.  He is a co-founder of AmeriChoice and was part of the management team that grew revenues to $675 million in 2001. Prior to co-founding AmeriChoice, Mr. Rios was a co-founder of a number of businesses that provided technology services and non-technology products to government  purchasers.  Over the years, Mr. Rios also has been an investor, providing seed capital to various technology and non-technology start-ups.  Mr. Rios also serves as a member of the Board of Trustees of Meharry Medical School and as a director and secretary of the An-Bryce Foundation.  Mr. Rios holds a J.D. from Columbia University Law School and an A.B. from Princeton University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2011	VASOMEDICAL, INC. By: /s/ Jun Ma Jun Ma President and Chief Executive Officer